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                                                                  Exhibit 10(ii)


                                AMENDMENT TO THE
                    HARRIS CORPORATION UNION RETIREMENT PLAN


                  WHEREAS, Harris Corporation, a Delaware corporation (the "Company"), has heretofore adopted and maintains the Harris Corporation Union Retirement Plan (the "Plan");

                  WHEREAS, the Harris Corporation Investment Committee -- Retirement Plans desires to amend the Plan in certain respects;

                  NOW, THEREFORE, pursuant to the power of amendment contained in section 11.1 of the Plan, the Plan is hereby amended in the following respects, effective January 1, 1998 except as otherwise provided below:

                  1. The final paragraph of Section 1.9 is amended by deleting the first sentence thereof and substituting in its place the following sentence, effective for plan years beginning on or after January 1, 1997:

                  "Only Compensation not in excess of $160,000 (as adjusted for increases in the cost of living pursuant to section 401(a)(17)(B) of the Code) shall be taken into account."


                  2. Section 2.1 is amended by inserting the following sentence immediately after the first sentence thereof:

                  "An Employee who completes a one-year Period of Service on the first anniversary of his Employment Commencement Date satisfies the one-year Period of Service requirement as of such date. "
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                  3. Paragraph (b) of Section 3.2 is amended by inserting the following sentence immediately after the first sentence thereof:

                  "Any remaining amount shall be allocated based on the ratio of each eligible Participant's Compensation for the Plan Year to the Compensation of all eligible Participants for the Plan Year."

                  4 Paragraph (c) of Section 3.2 is amended by deleting the phrase "coincident with or immediately following" and substituting in its place the phrase "nearest to".


                  Approved by the HARRIS CORPORATION INVESTMENT COMMITTEE -- RETIREMENT PLANS on this 23rd day of October, 1998.


                                              Attest:

                                              /s/ B. R. Roub
                                              ------------------------------
                                              Secretary

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